UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 21, 2021

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($0.01 par value)	CC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 below is hereby incorporated by reference into this Item 1.01.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 22, 2021, The Chemours Company (“Chemours”), DuPont de Nemours, Inc. (“DuPont”), Corteva Inc. (“Corteva”), and E. I. du Pont de Nemours and Company (“EID”), a subsidiary of Corteva, entered into a binding memorandum of understanding (the “MOU”) reflecting the parties’ agreement to share potential future legacy liabilities relating to per- and polyfluoroalkyl substances arising out of pre-July 1, 2015 conduct (“PFAS”) (i.e., “indemnifiable losses,” as defined in the separation agreement, dated as of June 26, 2015, as amended, between EID and Chemours (the “Separation Agreement”)) until the earlier to occur of (i) December 31, 2040, (ii) the day on which the aggregate amount of Qualified Spend (as defined in the MOU) is equal to $4 billion or (iii) a termination in accordance with the terms of the MOU.  The parties have agreed that, during the term of the sharing arrangement, Chemours will bear half of the cost of such future potential legacy PFAS liabilities, and DuPont and Corteva will collectively bear the other half of the cost of such future potential legacy PFAS liabilities. After the term of this arrangement, Chemours’ indemnification obligations under the Separation Agreement would continue unchanged, subject in each case to certain exceptions set out in the MOU.

Pursuant to the terms of the MOU, the parties have agreed to release certain claims regarding Chemours’ Delaware lawsuit and pending confidential arbitration (concerning the indemnification of specified liabilities that EID assigned to Chemours in its spin-off), including that Chemours has released any claim set forth in the complaint filed in the Delaware lawsuit, any other similar claims arising out of or resulting from the facts recited by Chemours in the complaint or the process and manner in which EID structured or conducted the spin-off, and any other claims that challenge the spin-off or the assumption of Chemours Liabilities (as defined in the Separation Agreement) by Chemours and the allocation thereof, subject in each case to certain exceptions set out in the MOU. The parties have further agreed not to bring any future, additional claims regarding the Separation Agreement or the MOU outside of arbitration. In connection with entering into the MOU, the parties will jointly terminate the pending arbitration. The parties will cooperate in good faith to enter into additional agreements reflecting the terms set forth in the MOU prior to February 28, 2021.

In order to support and manage any potential future PFAS liabilities, the parties have also agreed to establish an escrow account. The MOU provides that (1) no later than each of September 30, 2021 and September 30, 2022, Chemours shall deposit $100 million into an escrow account and DuPont and Corteva shall together deposit $100 million in the aggregate into an escrow account and (2) no later than September 30 of each subsequent year through and including 2028, Chemours shall deposit $50 million into an escrow account and DuPont and Corteva shall together deposit $50 million in the aggregate into an escrow account.  Subject to the terms and conditions set forth in the MOU, each party may be permitted to defer funding in any year (excluding 2021). Additionally, if on December 31, 2028, the balance of the escrow account (including interest) is less than $700 million, Chemours will make 50% of the deposits and DuPont and Corteva together will make 50% of the deposits necessary to restore the balance of the escrow account to $700 million. Such payments will be made in a series of consecutive annual equal installments commencing on September 30, 2029 pursuant to the escrow account replenishment terms as set forth in the MOU.

The foregoing description of the MOU does not purport to be complete and is qualified in its entirety by reference to the full text of the MOU and the exhibits thereto, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.  Other Events.

Settlement of PFOA Litigation

Since February 2017, approximately 96 personal injury cases have been filed in federal courts in Ohio and West Virginia alleging personal injury from exposure to perfluorooctanoic acid and its salts, including the ammonium salt (“PFOA”), in drinking water as a result of the historical manufacture or use of PFOA.  The personal injury cases were consolidated in multi-district litigation in Ohio federal court (the “MDL”).  On January 21, 2021, EID and Chemours entered into settlement agreements with counsels representing the MDL plaintiffs providing for a settlement of all cases and claims in the MDL, under which those cases and claims of settling plaintiffs will be resolved for approximately $83 million, with Chemours contributing approximately $29 million and DuPont and Corteva each contributing approximately $27 million. The settlement was entered into solely by way of compromise and settlement and is not in any way an admission of liability or fault by Chemours, Corteva, EID or DuPont.  The matter Travis and Julie Abbott v. E. I. du Pont de Nemours and Company is not included in the settlement and is presently pending motions for new trial.

Chemours has accrued approximately $29 million associated with this matter at December 31, 2020.

Press Release

On January 22, 2021, Chemours, DuPont and Corteva issued a joint press release announcing the matters described in this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact.  The words “believe,” “expect,” “will,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date such statements were made.  Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized. These statements are not guarantees of future performance.  Forward-looking statements also involve risks and uncertainties that are beyond Chemours’ control.  Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business.  Factors that could cause or contribute to these differences include, but are not limited to: the outcome of any pending or future litigation related to PFAS or PFOA including personal injury claims and natural resource damages claims; the extent and cost of ongoing remediation obligations and potential future remediation obligations; changes in laws and regulations applicable to PFAS chemicals; the performance by each of DuPont and Corteva of its obligations under the sharing agreement; the terms of any final agreement between Chemours, DuPont and Corteva relating to the sharing agreement; and the risks, uncertainties and other factors discussed in our filings with the U.S. Securities and Exchange Commission, including in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and our Annual Report on Form 10-K for the year ended December 31, 2019.  Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Memorandum of Understanding, dated January 22, 2021, by and among The Chemours Company, Corteva, Inc., E. I. du Pont de Nemours and Company and DuPont de Nemours, Inc. (f/k/a DowDuPont Inc.).
99.1	Press Release, dated January 22, 2021.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Sameer Ralhan
Sameer Ralhan
Senior Vice President and Chief
Financial Officer

Date:	January 22, 2021